Exhibit 99.1

News Release

Media Contact:

James McCusker

203-585-4750

jmccusker@soleburytrout.com

Bentley Systems Announces Launch of Private Offering of Convertible Senior Notes

EXTON, Pa., U.S.A. – January 20, 2021 – Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley”), the infrastructure engineering software company, today announced that it intends to offer $500,000,000 million aggregate principal amount of convertible senior notes due 2026 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Bentley also expects to grant the initial purchasers of the Notes a 13-day option to purchase up to an additional $75.0 million aggregate principal amount of Notes.

The Notes will be senior unsecured obligations of Bentley and will accrue interest payable semiannually in arrears. The Notes will be convertible into cash, shares of Bentley’s Class B common stock or a combination thereof at Bentley’s election. The interest rate, initial conversion rate and other terms of the Notes will be determined at the time of pricing of the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

Bentley intends to use the net proceeds from the sale of the Notes in the offering to pay the cost of the capped call transactions, to repay existing indebtedness and for general corporate purposes, which may include funding future acquisitions.

In connection with the pricing of the Notes, Bentley expects to enter into capped call transactions with one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Bentley’s Class B common stock upon any conversion of the Notes and/or offset any cash payments Bentley is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price and premium of the capped call transactions and the premium payable will be determined at the time of pricing of the offering.

Bentley expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates will purchase shares of Bentley’s Class B common stock and/or enter into various derivative transactions with respect to Bentley’s Class B common stock concurrently with or shortly after the pricing of the Notes, and may unwind these various derivative transactions and purchase shares of Bentley’s Class B common stock in open market transactions shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Bentley’s Class B common stock or the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Bentley’s Class B common stock and/or purchasing or selling Bentley’s Class B common stock or other securities of Bentley in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of Notes). This activity could also cause or avoid an increase or a decrease in the market price of Bentley’s Class B common stock or the Notes, which could affect a noteholder’s ability to convert its Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares of Bentley’s Class B common stock and value of the consideration that a noteholder will receive upon conversion of its Notes.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes, nor any shares of Bentley’s Class B common stock issuable upon conversion of the Notes, have been, or will be, registered under the Securities Act or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States absent an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy these or any other securities and shall not constitute an offer, solicitation or sale of these or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to, among other things, risks and uncertainties related to market conditions, the risk that the proposed offering will not be consummated on the terms or in the amounts contemplated or otherwise, and the satisfaction of customary closing conditions related to the proposed offering. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the “Risk Factors” section of Bentley’s Prospectus dated November 12, 2020, filed pursuant to Rule 424(b)(4) of the Securities Act on November 16, 2020. Except as required by law, Bentley has no obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.